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                                                                  EXHIBIT 10.32


                          MANAGEMENT ADVISORY AGREEMENT

         Management Advisory Agreement (the "AGREEMENT"), dated as of July 1, 1992, between OMI Partnership Holdings Ltd., a corporation organized under the laws of the province of Ontario, Canada ("OMI"), and ProSource Services Corporation (f/k/a BKDA Corporation), a Delaware corporation ("PROSOURCE").

          ProSource desires to memorialize the basis on which it engages OMI to provide services to it and its affiliates (collectively, the "COMPANY"), on the terms set forth herein.

         The parties, intending to be legally bound, hereby agree as follows:

         1. Services. ProSource hereby engages OMI to provide advisory services to the Company in connection with:

                  (a)      strategic planning;

                  (b) the identification of financing, acquisition and divestiture opportunities and assistance with respect to such matters; and

                  (c) other financial matters in which OMI has acquired expertise, as OMI and the Board of Directors of ProSource may from time to time agree.

         2. Term. This Agreement shall commence on July 1, 1992 and continue until terminated by a writing executed by both parties hereto.

         3. Fees and Expenses.

         (a) As compensation for OMI's advisory services rendered pursuant to this Agreement, ProSource shall pay to OMI $750,000 per fiscal year, subject to increase beginning in the 1993 fiscal year of ProSource by a percentage equal to the year-over-year change in the most recently published Consumer Price Index for all Urban Consumers, National Average, as published by the United States Department of Labor. Fees shall be payable in advance in equal quarterly installments on the first day of each fiscal quarter or at such other times as the parties may agree. In addition, OMI shall be entitled to such additional compensation for services rendered in connection with any specific transaction as may be agreed upon with respect to such transaction by the parties hereto. In the event that ProSource is prohibited from paying such fee under the terms of the Loan and Security Agreement, dated as of June 30, 1992, among ProSource, the financial institutions party thereto from time to time and NationsBank of Georgia, N.A., as agent, any amendments, supplements or modifications thereto or any refinancings thereof (the "Loan Agreement"), it shall not constitute a default hereunder. In such case, such fee shall be due and payable on the first date such fee is permitted to be paid under the Loan Agreement and shall accrue interest at a rate equal to the average rate of interest on the Company's senior debt.

         (b) ProSource shall promptly reimburse OMI for all reasonable out-of-pocket costs and expenses incurred thereby and by its representatives in connection with the performance of its services hereunder.



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         4. Indemnity. ProSource shall indemnify and hold harmless OMI and its controlling persons, stockholders, partners, directors, officers, agents and employees, to the full extent lawful, from and against any losses, claims, damages or liabilities related to or arising out of this Agreement or OMI's role in connection herewith, including related activities prior to the date hereof, and shall promptly reimburse OMI and any other party entitled to be indemnified hereunder for all reasonable out-of-pocket expenses (including counsel fees and expenses) as incurred by OMI or any such party in connection with investigating, preparing or defending any such claim, whether or not in connection with pending or threatened litigation in which OMI or any other party entitled to be indemnified hereunder is a party. ProSource will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from OMI's wilful misconduct or gross negligence. If such indemnification is for any reason not available, the parties shall contribute to the losses, claims, damages and liabilities involved in such proportion as it is appropriate to reflect the relative benefits received (or anticipated to be received) by the parties from the actual and proposed transactions giving rise to or contemplated by this Agreement as well as other possible considerations such as the relative fault of the parties. Under no circumstances shall OMI and the other parties entitled to be indemnified hereunder be responsible for any amounts in excess of the amount of any fees received by OMI. The foregoing agreement shall be in addition to any rights that OMI or any indemnified party may have at common law or otherwise.

         ProSource shall not, without OMI's prior consent, settle or compromise any pending or threatened claim, action or suit in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release of OMI and any other party entitled to be indemnified hereunder from all liability and obligation arising therefrom. OMI shall have no liability to ProSource arising out of or in connection with this Agreement unless a loss results to ProSource that is finally judicially determined to have resulted primarily from OMI's wilful misconduct or gross negligence. ProSource hereby consents to personal jurisdiction, service and venue in any court in which any claim which is subject to this Agreement is brought against OMI or any other party entitled to be indemnified hereunder. Any right to trial by jury with respect to any claim or action arising out of or contemplated by this Section is hereby waived. The provisions of this Section shall survive the expiration of this Agreement.

         5. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be deemed sufficient if (a) delivered in person,
(b) mailed by certified mail, (c) delivered by Federal Express or other overnight courier or (d) sent by facsimile transmission, with a copy sent simultaneously by the United States mail as follows:


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                  If to ProSource, to:

                  550 Biltmore Way, 10th Floor
                  Coral Gables, Florida 33134
                  Attention:   David R. Parker
                               Chairman of the Board
                  Telecopier:  (305) 378-7866

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York 10022
                  Attention:   Joel I. Greenberg, Esq.
                  Telecopier:  (212) 836-7149

                  If to OMI, to:

                  161 Bay Street
                  P.O. Box 700
                  Toronto, Ontario
                  M5J 2S1
                  Canada
                  Attention:   Anthony R. Melman
                  Telecopier:  (416) 943-4104

                  with a copy to:

                  Kaye, Scholer, Fierman, Hays & Handler, LLP
                  425 Park Avenue
                  New York, New York 10022
                  Attention:   Joel I. Greenberg, Esq.
                  Telecopier:  (212) 836-7149


Either party, by written notice to the other party hereto, may designate additional or different addresses for subsequent notices or communications.

         6. Permissible Activities. Nothing herein shall in any way preclude OMI from engaging in any business activities or from performing services for its own account or for the account of others.



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         7. Amendments. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated orally. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. A waiver by any party of any breach of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any waiver must be in writing.

         8. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and of their respective successors and permitted assigns, including any corporation into which either of the parties shall consolidate or merge or to which either of them shall transfer substantially all of its assets. This Agreement may be assigned by OMI only, including, without limitation, assignment to any affiliate of OMI. This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario, Canada applicable to contracts made and to be performed entirely within such province.

         9. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the day and year first above written.

                                        OMI PARTNERSHIP HOLDINGS LTD.



                                        By: /s/  Ewout R. Heersink
                                            --------------------------------
                                              Name: Ewout R. Heersink
                                              Title: Vice President


                                        By: /s/ Anthony R. Melman
                                            --------------------------------
                                              Name: Anthony R. Melman
                                              Title: Vice President


                                        PROSOURCE SERVICES CORPORATION



                                        By:  \s\ Paul A. Garcia de Quevedo
                                            --------------------------------
                                              Name:  Paul A. Garcia de Quevedo
                                              Title: Vice President, Treasurer
                                                      and Secretary



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